EXHIBIT 5

                                 June 30, 1998

Sinclair Broadcast Group, Inc.
2000 W. 41st Street
Baltimore, MD 21211

Re: 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Sinclair Broadcast Group, Inc., a Maryland corporation, (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 4,926,327 additional shares of Class A Common Stock, $.01 par value per share (the "Shares") of the Company issuable pursuant to the 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc., as amended, (the "Plan"), and stock options relating to the Shares.

     For purposes of this opinion, we have examined copies of the following documents:

     1.   An executed copy of the Form S-8;

     2. A copy of the document disclosing material information to Plan participants prepared in connection with the Form S-8;

     3. A copy of the Plan, as certified on June 30, 1998 by the Secretary of the Company as then being complete, accurate and in effect;

     4. A Unanimous Consent Resolution of the Board of Directors of the Company authorizing the issuance of Shares upon exercise of options issued under the LTIP certified by the Secretary of the Company on June 30, 1998 as then being complete, accurate and in effect.

Sinclair Broadcast Group
June 30, 1998
Page 2

     5.   A certificate of the Secretary of the Company dated June 30, 1998.

     6. Such other documents as we have deemed appropriate in connection with the issuance of the opinions set forth below:

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

     We are members of the Bar of the District of Columbia and Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the General Corporation Law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

     Based upon, subject to, and limited by the foregoing, we are of the opinion, that:

     1. The issuance of Shares in accordance with the terms of the Plan has been lawfully and duly authorized.

     2. The issuance of options in accordance with the terms of the Plan has been lawfully and duly authorized.

     3. The issuance of the Shares upon the exercise of options, when issued in accordance with the terms of the Plan, has been lawfully and duly authorized; and

     4. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Form S-8 on June 30, 1998, and should not be quoted in

Sinclair Broadcast Group
June 30, 1998
Page 3

whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any government agency or other person or entity, without our express prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section II of the Securities Act of 1933, as amended.

                                        Sincerely,

                                        WILMER, CUTLER & PICKERING

                                        By: /s/ John D. Watkins
                                            -----------------------------------
                                            John D. Watkins, a partner